1001  MCKINNEY
                                                          18th  FLOOR
                                                          HOUSTON,  TEXAS  77002

FRANKLIN, CARDWELL & JONES                                713.222.6025 TELEPHONE
     A PROFESSIONAL CORPORATION                           713.222.0938 FACSIMILE

                                                          INTERNET:
                                                          http://www.fcj.com
                                                          ------------------
March 19, 2003


Kingdom Ventures, Inc.


Gentlemen:

We have acted as counsel to Kingdom Ventures, Inc. (the "Company"), a Nevada corporation, and have participated in the preparation and adoption of Amendment No. 1 (the "Amendment") to the Kingdom Ventures, Inc. 2003 Stock Compensation Plan (the "Plan") and the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 250,000 shares (the "Shares") of Common Stock, $.001 par value, and 250,000 warrants (the "Warrants") to purchase the Common Stock of the Company, to be offered to directors, officers, employees and consultants of the Company pursuant to the Amendment.

It is my opinion that the Shares and the Warrants have been duly authorized and that, when issued either pursuant to a grant of a stock award, upon the exercise of an option or the conversion of a warrant granted pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our opinion regarding the legality of Shares and the Warrants.

/s/ Franklin, Cardwell & Jones

Franklin, Cardwell & Jones


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